                                                                  EXHIBIT 10.10


                             THE SYSTEM WORKS, INC.
                                    AGREEMENT


THIS AGREEMENT (the "Agreement") is entered into by and between THE SYSTEM WORKS, INC. (the "Company") and the party identified below as the "EMPLOYEE." The effective date of this Agreement (the "Effective Date") is the date set forth below. In consideration of their respective rights and obligations under this Agreement and other valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, and intending to be legally bound by this Agreement, the Company and Employee (collectively, the "Parties," individually a "Party") have fully reviewed and agree to all of the terms and conditions of this Agreement.

   THE SYSTEM WORKS, INC.                    ADDRESS:


   Authorized Signature:                     3301 Windy Ridge Parkway
                        -----------------
                                             Marietta, GA 30067
   Printed Name:
                -------------------------    Telephone No.: (404) 952-8444

   Position:
            -----------------------------


   EMPLOYEE                                  PERMANENT RESIDENCE ADDRESS:


   Signature: /s/ Kenneth C. Colby, Jr.      7355 Dunraven Place NW
             ----------------------------    -----------------------------------

   Printed Name: Kenneth C. Colby, Jr.       Atlanta, GA 30328
                -------------------------    -----------------------------------


                                             -----------------------------------


                                             -----------------------------------


                                             Home Telephone No.: (404) 901-9755
                                                                ----------------


     EFFECTIVE DATE:  2/11/94
                    ---------------------

ADDITIONAL TERMS AND CONDITIONS OF THIS AGREEMENT BEGIN ON THE FOLLOWING PAGE. THIS AGREEMENT ALSO CONTAINS SEVERAL ATTACHED SCHEDULES, THE PAGES OF WHICH ARE NOT NUMBERED.




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                                   Page 1 of 5

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                              TERMS AND CONDITIONS


--------------------------------------------------------------------------------
                                   BACKGROUND

     In consideration of the employment of Employee by the Company and the agreements of Employee and the Company (collectively, the "Parties") in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties, intending to be legally bound, hereby agree as follows:

1.   DEFINITIONS

     This Section sets forth the definition of certain capitalized terms used in this Agreement. Other terms are defined elsewhere in this Agreement.

     (a) "BUSINESS" shall mean, to the extent engaged in by the Company during the term of this Agreement, (i) the business described in Part One of ADDENDUM A (as amended from time to time) and (ii) any other kinds of business engaged in by the Company during the term of this Agreement.

     (b) "COMPETITIVE POSITION" shall mean: (i) Employee's direct or indirect equity ownership (excluding equity ownership of less than one percent (1%)) or control of all or any portion of any entity (other than the Company or any affiliated entity) engaged, wholly or partly, in the Business;
(ii) any employment, consulting, partnership, advisory, directorship, agency, promotional or independent contractor arrangement between Employee and any entity (other than the Company or any affiliated entity) engaged, wholly or partly, in the Business whereby Employee is required to or does perform services substantially similar to the Services on behalf of or for the benefit of such an entity; (iii) Employee's performance of services substantially similar to the Services for Employee's own account and benefit (and not at the direction of or for the benefit of the Company); or (iv) Employee's referral of business opportunities to a party that is in a business that competes with the Company's business.

     (c) "CONFIDENTIAL INFORMATION" shall mean valuable, non-public competitively sensitive data and information relating to the Company's business other than Trade Secrets (as defined in Section 1(g)) that is not generally known by or readily available to competitors of the Company.

     (d) "CLIENTS" shall mean actual Clients or actively sought prospective clients of the Company during the term of Employee's employment by the Company.

     (e) "SERVICES" shall mean the employment related responsibilities of Employee to the Company set forth in Part Three of ADDENDUM A (as amended from time to time) together with any additional or different services Employee is required to perform, from time to time, during Employee's employment with the Company. For purposes of interpreting Employee's obligations under this Agreement, "Services" shall include all responsibilities set forth in Part Three of ADDENDUM A at any point during the eighteen (18) months prior to the last day of the Employment Term.

     (f) "TERRITORY" shall mean the locations described in Part Two of ADDENDUM A (as amended from time to time). For purposes of interpreting Employee's obligations under this Agreement, "Territory" shall refer to all locations set forth in Part Two of ADDENDUM A at any point during the eighteen (18) months prior to the last day of the Employment Term.

     (g) "TRADE SECRETS" shall mean information or data of or about the Company, including, but not limited to, technical or non-technical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, products plans, or lists of actual or potential customers or suppliers, that: (i) derive economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from their disclosure or use; and (ii) are the subject of efforts that are reasonable under the circumstances to maintain their secrecy. To the extent that the foregoing definition is inconsistent with a definition of "trade secret" mandated under applicable law, the foregoing definition shall be deemed amended to the degree necessary to render it consistent with applicable law.

     (h) "WORK PRODUCT" shall mean work product, property, data, documentation or information or materials prepared, conceived, discovered, developed or created by Employee in connection with performing the Services.

2. LIMITATION ON COMPETITION Employee agrees that during the period of time Employee is employed by the Company (the "Employment Term") Employee will not, either directly or indirectly, alone or in conjunction with any other party, accept, enter into or take any action in conjunction with or in furtherance of a Competitive Position. Employee agrees that for eighteen
(18) months after the last day of the Employment Term, Employee will not, in the Territory, either directly or indirectly, alone or in conjunction with any other party, accept, enter into or take any action in conjunction with or in furtherance of a Competitive Position (other than action to reject an offer of a Competitive Position or to notify the Company of the offer pursuant to the requirements of the next sentence). Employee shall notify the Company promptly in writing if Employee receives an offer of a Competitive Position within eighteen (18) months after the last day of the Employment Term, and this notice shall describe all terms of the offer.

3. LIMITATION ON SOLICITING CLIENTS Employee agrees that during the Employment Term, Employee will not, either directly or indirectly, alone or in conjunction with any other party, solicit, divert or appropriate or attempt to solicit, divert or appropriate any Client for the purpose of providing the Client with services or products competitive with those offered by the Company during the Employment Term. Employee agrees that for eighteen
(18) months after the last day of the

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                                   Page 2 of 5

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Employment Term, Employee will not, either directly or indirectly, alone or in conjunction with any other party, solicit, divert or appropriate or attempt to solicit, divert or appropriate any Client of the Company for the purpose of providing the Client with services or products competitive with those offered by the Company during the Employment Term; provided that the covenant in this sentence shall limit Employee's conduct only with respect to those Clients with whom Employee had substantial contact (through direct or supervisory interaction with the Client or the Client's account) during a period of time up to but no greater than two (2) years prior to the last day of the Employment Term. Employee shall notify the Company promptly in writing if: (a) during the eighteen (18) months after the last day of the Employment Term, Employee is contacted by any Client with a request that Employee provide the Client with any services or products to the Client; and (b) provision of such services or products, as requested, would constitute a violation of Employee's covenants in this Section or Section 2 or 5. This notice shall include all salient information associated with the Client's request including, among other things, the identity of the Client, the exact services or products requested and the party or parties on behalf of the Client who contacted Employee.

4. NON-SOLICITATION OF COMPANY PERSONNEL Employee agrees that, except to the extent that Employee is required to do so in connection with Employee's employment responsibilities on behalf of the Company, during the Employment Term, Employee will not, either directly or indirectly, alone or in conjunction with any other party, solicit or attempt to solicit any employee, consultant, contractor or other personnel of the Company to terminate, alter or lessen that party's affiliation with the Company or to violate the terms of any agreement or understanding between such employee, consultant, contractor or other person and the Company. Employee agrees that for eighteen (18) months after the last day of the Employment Term, Employee will not, either directly or indirectly, alone or in conjunction with any other party, solicit or attempt to solicit any "key" (as that term is defined in the next sentence) employee, consultant, contractor or other personnel of the Company residing at the time of the solicitation in the Territory to terminate, alter or lessen that party's affiliation with the Company or to violate the terms of any agreement or understanding between such employee, consultant, contractor or other person and the Company. For purposes of the preceding sentence, "key" employees, consultants, contractors or other personnel of the Company are those with knowledge of or access to the Company's Trade Secrets and Confidential Information.

5.   TRADE SECRETS AND CONFIDENTIAL INFORMATION

     (a) RIGHTS TO WORK PRODUCT To the greatest extent possible, any Work Product shall be deemed to be "work made for hire" (as defined in the Copyright Act, 17 U.S.C.A. Section 101 ET SEQ., as amended) and owned exclusively by the Company. Employee hereby unconditionally and irrevocably transfers and assigns to the Company all rights, title and interest Employee may currently have (or in the future may have) by operation of law or otherwise in or to any Work Product, including, without limitation, all patents, copyrights, trademarks, service marks and other intellectual property rights. Employee agrees to execute and deliver to the Company any transfers, assignments, documents or other instruments which the Company may deem necessary or appropriate to vest complete title and ownership of any Work Product, and all associated rights, exclusively in the Company.

     (b) NON-DISCLOSURE COVENANT Through exercise of Employee's rights and performance of Employee's obligations under this Agreement Employee will be exposed to Trade Secrets and Confidential Information. Employee acknowledges and agrees that the Company's Trade Secrets and Confidential Information represent a substantial investment by the Company. Employee also acknowledges and agrees that any unauthorized disclosure or use of any of the Company's Trade Secrets or Confidential Information would be wrongful and would likely result in immediate and irreparable injury to the Company. Except as required in order to perform Employee's obligations under this Agreement, Employee shall not, without the express prior written consent of the Company, redistribute, market, publish, disclose or divulge to any other person or entity, or use or modify for use, directly or indirectly in any way for any person or entity: (i) any Confidential Information during the Employment Term and for a period of three (3) years after the final date of the Employment Term; and (ii) any Trade Secrets at any time (during or after the Employment Term) during which such information or data shall continue to constitute a "trade secret" under applicable law. Employee further agrees to cooperate with any reasonable confidentiality requirements of the Company. Employee shall immediately notify the Company of any unauthorized disclosure or use of any of the Trade Secrets or Confidential Information of the Company of which Employee becomes aware.

6. ACKNOWLEDGEMENT Employee and the Company acknowledge and agree that the covenants of Employee in Sections 2, 3, 4 and 5 (collectively, the "Protective Covenants") are reasonable as to time, scope and territory given
(a) that Employee will be performing the Services throughout (and perhaps beyond) the entire Territory, (b) that the Company needs to protect its Trade Secrets, Confidential Information and the Company's substantial investment in its Client relationships, particularly given the complexity and competitive nature of the Business, and (c) that Employee has sufficient skills to find alternative, commensurate employment or consulting work in Employee's field of expertise that would not entail a violation of the Protective Covenants. The Parties further acknowledge and agree that if the nature of Employee's responsibilities for or on behalf of the Company or the geographical areas in which Employee must fulfill them materially change, the Parties will execute appropriate amendments to the scope of ADDENDUM A by initialling a revised version of ADDENDUM A reflecting such changes. The Parties also acknowledge that the Company shall have the discretion at any point to waive, in writing, Employee's full or partial compliance with any one or more of the Protective Covenants. The Company agrees to make appropriate executive officers available (before and after the Employment Term) to review and discuss the Protective Covenants with Employee. The Company and Employee acknowledge that a breach by Employee of a covenant of Employee in Section 2,

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                                   Page 3 of 5

3, or 4 shall presumptively constitute a breach of Employee's covenants in
Section 5(b) as well.

7. TERMINATION OF EMPLOYEE Employee agrees that immediately upon the termination of Employee's employment, Employee shall: (i) no longer represent to Clients or any third party that Employee has any affiliation with the Company; (ii) return to the Company any information or materials constituting or containing Confidential Information or Trade Secrets of the Company; (iii) pay the Company all amounts it owes the Company or is holding for the Company; (iv) return all Work Product in Employee's control or possession to the Company; and (v) comply fully with all obligations under this Agreement that survive the Employment Term.

8. CONTINUED COMPLIANCE WITH AGREEMENT The Parties agree that termination of Employee's employment shall not terminate this Agreement and that the Parties shall continue to be bound by all provisions of this Agreement (including, but not limited to, Sections 2, 3, 4, and 5) other than those that expressly apply only during the Employment Term. This Agreement will terminate when neither Party has any further obligation under this Agreement.

9. TOLLING The running of the applicable time period of any Protective Covenant shall be tolled: during the continuation of any breach by Employee of the Protective Covenant; and during the pendency of any litigation involving a good faith claim by the Company that Employee has breached the Protective Covenant. The running of the time period of any such Protective Covenant tolled in accordance with the preceding sentence shall recommence only upon either compliance by Employee with the terms of the breached Protective Covenant or a final judgment in the litigation, whichever occurs first.

10. REMEDIES In the event of a breach by Employee of any provision of this Agreement, the Company shall have the right to set-off against any sums the Company owes Employee the amount of any damages incurred or suffered by the Company as a result of the breach. Any such set-off of any such terms against the damages incurred by the Company as a result of any such breach by Employee shall not be presumed to be in full satisfaction of or as liquidated damages for or as a release of any claim for damages against Employee that may accrue to the Company as a result of the breach. The Parties further agree that any breach or threatened breach of a Protective Covenant by Employee would result in irreparable injury to the Company, and therefore, in addition to all of the remedies provided at law or in equity, Employee agrees and consents that the Company shall be entitled to a temporary restraining order and a permanent injunction to prevent a breach or contemplated breach of the Protective Covenant. In the event the Company seeks such an injunction, Employee waives any requirement that the Company post a bond or any other security. The existence of any claim, demand, action or cause of action of Employee against the Company, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of any of Employee's obligations under this Agreement.

11. SEVERABILITY All provisions of this Agreement are severable from one another, and the unenforceability or invalidity of any provision of this Agreement shall not affect the validity or enforceability of the remaining provisions of this Agreement, but such remaining provisions shall be interpreted and construed in such a manner as to carry out fully the intention of the Parties, provided, however, that should any judicial body interpreting this Agreement deem any provision of this Agreement to be unreasonably broad in time, territory, scope or otherwise, it is the intent and desire of the Parties that such judicial body, to the greatest extent possible, reduce the breadth of such provision to the maximum legally allowable parameters rather than deeming such provision totally unenforceable or invalid.

12. ASSIGNMENT The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon any subsidiary, affiliate, successor or assign of or to the business of the Company. Neither this Agreement nor any rights or obligations of Employee under this Agreement shall be transferable or assignable by Employee without the prior written consent of the Company, and any attempted transfer or assignment of this Agreement by Employee not in accordance with this Section shall be null and void.

13. WAIVER The waiver by either Party to this Agreement of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any prior or subsequent breach of the same provision by the other Party or a waiver of a breach of another provision of this Agreement by the other Party.
 No waiver or modification of this Agreement or of any covenant, condition, or limitation contained in this Agreement shall be valid unless in writing and duly executed by the Party to be charged with the waiver or modification.

14. INTERPRETATION Should any provision of this Agreement require judicial interpretation, the Parties agree that the judicial body interpreting or construing the provision shall not apply the assumption that the terms of this Agreement shall be more strictly construed against either one or the other Party. The Parties acknowledge and agree that both Parties and/or their agents have participated in the negotiation of the terms of this Agreement.

15. CAPTIONS, COUNTERPARTS; SCHEDULES References to "Sections" and "Addenda" in this Agreement are to sections and schedules in this Agreement. The contents of all Addenda to this Agreement are hereby incorporated by reference into the body of this Agreement. The Section headings in this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall together constitute one and the same instrument.

16. NOTICES Any notice, authorization, consent or other communication required or permitted under this Agreement shall be made in writing and shall be deemed effective when delivered (except as may be expressly provided otherwise in this Agreement) to the addresses set forth under the Parties' names on the signature page to this Agreement. Any written communication shall be deemed delivered: (a) in the case of a communication sent by first class mail, three (3) days after the communication is mailed; and (b) in the case of a

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                                   Page 4 of 5
communication sent by courier, as of the date and time indicated on the records of the courier that the communication was delivered and signed for.

17. MISCELLANEOUS This Agreement contains the complete agreement concerning the arrangement between Employee and the Company regarding its subject matter and supersedes all other similar agreements or understandings between the Parties, whether oral or written, consistent or inconsistent, with this Agreement. Both Parties agree that they intend for any entities affiliated with the Company to be the beneficiaries of all of the Company's rights under this Agreement. This Agreement may not be amended by the Parties except by a writing executed by both Parties. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Georgia, U.S.A.

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                                   Page 5 of 5

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            THE SYSTEM WORKS-REGISTERED TRADEMARK-, INC. AGREEMENT
                                   ADDENDUM A


FOR:  KEN COLBY

PART I.
NATURE OF BUSINESS

The "Business" is the business of developing and supplying computer software and services designed to help organizations implement, manage and improve their maintenance practices.


PART II.
TERRITORY

[ ]  Cobb County, Georgia
[ ]  State of Georgia
[ ]  Continental United States
[ ]  -----------------------------------
     -----------------------------------
     -----------------------------------
     -----------------------------------

PART III.
SERVICES

The following services and, if Employee is employed in a management position, any additional services noted on an additional attached page:

Manages developing of the company's software products.


                                                  Date:    2/11/94
                                                        ----------------------
                                                  Employee Initial [illegible]
                                                                   -----------
                                                  TSW Initial
                                                              ----------------

PART III.
SERVICES continued...

[ ]  1.   Performs supervisory duties of a department and/or group. These duties include, but are not limited to: interviewing, hiring and training employees; planning, assigning and directing work; appraising performance and rewarding and disciplining.

[ ]  2.   Includes number 1, above, and the following: Performs managerial duties including the supervision of supervisory and other employees in one or more departments and/or groups. Is primarily responsible for the overall direction, coordination and evaluation of a department and/or group.

[ ] 3. Includes numbers 1, and 2, above and the following: Directs and coordinates the activities of one or more departments and/or groups. Aids the Chief Executive Officer in the formulation and administration of organizational policies; participates in the development of long range plans and goals.

[ ] 4. Performs the Services set forth in this Part III, as an officer of the Company.

[ ] 5.    Serves on the Board of Directors of the Company.



                                                  Date:    2/11/94
                                                        ----------------------
                                                  Employee Initial [illegible]
                                                                   -----------
                                                  TSW Initial
                                                              ----------------

                                                   SCHEDULE TO EXHIBIT 10.10

                             SCHEDULE OF TERMS OF
                    NONDISCLOSURE AND NON-COMPETE AGREEMENTS
                      BETWEEN TSW INTERNATIONAL, INC. AND
                            ITS EXECUTIVE OFFICERS


     DATE OF AGREEMENT                              EXECUTIVE OFFICER
  -----------------------                         ---------------------
         2/11/94                                    Kenneth C. Colby
         2/16/94                                    John W. Blend, III